EXHIBIT NO. 10.119



                                             For Bank use only

                                             Received by: ______________________
                                             Approved by: ______________________
                                             Other: ____________________________


                                 NORTH FORK BANK
                                SECURED TERM NOTE

BORROWER:         EMERGING VISION, INC.

PRINCIPAL:        $1,000,000                           Date:  January 23, 2002


     PROMISE TO PAY: The undersigned (the "Borrower") does hereby promise to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 275 Broad Hollow Road, Melville, New York 11747, or at any of its other branches, the sum of One Million ($1,000,000) DOLLARS plus interest thereon, from the date hereof, in the manner set forth below.

     RATE AND PAYMENT: The unpaid principal balance hereof shall bear interest at the Effective Interest Rate as hereinafter defined, payable monthly, in arrears, on the first day of each month. In addition to the foregoing payments of interest, the Borrower shall pay to the Bank twenty-three (23) equal consecutive monthly payments of principal, commencing on March 1, 2002 and on the first day of each month thereafter, each in the amount of Forty-One Thousand Six Hundred Sixty-Six and 67/100 ($41,666.67) Dollars, together with a final payment of all outstanding principal, interest and related charges due to the Bank hereunder on February 1, 2004, on which date this Note shall mature.

     The "Effective Interest Rate" as utilized herein shall be that rate equal to 300 basis points in excess of that rate of interest being paid by the Bank with respect to the Certificate of Deposit (the "CD") to be pledged to the Bank as collateral for this Note and as hereinafter referenced. The current Effective Interest Rate is four and 95/100 (4.95%) percent per annum, said rate to continue until such time as the CD shall mature or be terminated, and the Effective Interest Rate to thereafter be calculated utilizing the rate of interest paid by the Bank with respect to any replacement or replacements to the CD. The Effective Interest Rate shall change on each date upon which the interest rate applicable to the CD shall change (each a "Rate Change Date") provided, however, that the Effective Interest Rate shall not exceed a rate equal to one (1%) percent in excess of the Bank's Prime Rate in effect on each Rate Change Date.

     "Prime Rate" as referred to herein is that rate of interest determined or announced by the Bank as its Prime Rate from time to time in effect. The Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans or other credit relationships. Interest for all loan facilities shall be calculated on the basis of a 360 day year for the actual number of days elapsed and shall accrue until receipt of payment by the Bank.

     All payments due under the Note shall be made by automatic debit from a non-interest bearing account to be established and maintained by the Borrower for such purpose at the Bank in which the Borrower shall maintain balances sufficient to pay each monthly payment due to the Bank under this Note. In the event that the money maintained in such account is insufficient for any payment due under this Note, the Bank may charge any account of the Borrower, with the Bank, for any payment due to the Bank under this Note.

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     Interest  shall be  calculated  on a 360 day year and actual number of days elapsed and shall accrue until receipt of payment by the Bank.

     The Bank may charge any account of the Borrower (with the Bank) or any Guarantor of the Borrower's obligations under this Note, for any payment due to the Bank hereunder.

     PREPAYMENT: Prepayment in whole or in part may be made at any time without premium or penalty.

     DEFAULT INTEREST RATE: The unpaid principal sum due under this Note shall bear interest at a rate equal to the highest rate of interest permitted under applicable New York or Federal Law after the Bank's acceleration of all amounts due hereunder as a result of the occurrence of any Event of Default (as hereinafter defined) and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgment with respect to such event.

     RIGHT OF OFFSET: If any payment is not made on time, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower has at the Bank or any affiliate of the Bank without prior notice or demand.

     LATE CHARGES: The Borrower will pay a charge of four (4%) percent of the amount of any payment which is not made within ten (10) days after the same becomes due, or, if applicable, which cannot be debited from its account due to an insufficient balance on the due date or within ten (10) days thereafter.

     SECURITY: This Note is secured by:

     (1) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from the Bank to the Borrower, or in which the Borrower shall have an interest;

     (2) a Guaranty of All Liability (the "Guaranty") from Benito R. Fernandez (the "Guarantor");

     (3) a pledge to the Bank by the Guarantor of the CD (current number 919 002
0637) in the principal amount of $1,000,000 (the "Collateral") pursuant to a Pledge Agreement dated of even date herewith (the "Pledge Agreement").

     DEFAULT: The Bank may declare the entire unpaid balance of this Note due and payable on the happening of any of the following events (each an "Event of Default):

     (a) Failure to pay any amount required by this Note when due, or any other obligation owed to the Bank by the Borrower, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date, and such failure continues for a period in excess of three (3) business days after the Borrower's receipt of written notification thereof from the Bank;

     (b) Failure to perform or keep or abide by any other term, covenant or condition contained in this Note, or any other document or instrument given to the Bank by the Borrower in connection with this or any other loan, and such failure continues for a period in excess of ten (10) days after the Borrower's receipt of written notification thereof from the Bank;

     (c) The filing of a voluntary bankruptcy proceeding by the Borrower, or the filing of a bankruptcy proceeding against the Borrower that is not discharged or vacated within thirty (30) days thereafter, or the Borrower making of a general assignment for the benefit of creditors, or the issuance of any execution, garnishment, or levy against a material portion of the Borrower's property and/or assets that is not discharged within thirty (30) days thereafter, or the commencement of any proceeding for relief from indebtedness by or against the Borrower which, in the case of any such proceeding against the Borrower, is not vacated within thirty (30) days thereafter;

     (d) If any material written representation or statement made to the Bank by the Borrower is untrue in any material respect;

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     (e) If any material  written  representation,  covenant or warranty made to the Bank by the Borrower is breached and such breach shall continue for a period in excess of ten (10) days after the Borrower's receipt of written notification thereof from the Bank;

     (f) The issuance of a judgment, order or award from any court or tribunal determining and/or providing that the Collateral pledged to the Bank, by the Guarantor, is unavailable to the Bank as collateral for the Loan; and/or

     (g) The Borrower's failure to provide any reasonable financial information within a reasonable period of time after the Borrower's receipt of a written request therefore, or the failure of the Borrower to permit the examination of the Borrower's books and records within a reasonable period of time after the Borrower's receipt of a written request therefore.

     Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above.

     Any requirement of or for written notice to the Borrower as set forth herein may be satisfied by the forwarding of such written notice from the Bank to the Borrower by facsimile transmission to the attention of the Borrower's General Counsel with a copy to the Borrower's Chief Financial Officer. A receipt indicating such transmission shall be conclusive evidence that the Borrower has received such notice as of the date thereof.

     ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank by the Borrower, the Borrower agrees to pay the Bank's reasonable attorneys fees (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

     MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The Borrower waives trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The Borrower irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This Note is binding upon the Borrower, its successors and assigns.

     The Borrower expressly warrants and represents that no statements, agreements or representations, whether oral or written, have been made by the Bank, or by any employee, agent or broker of the Bank with respect to the obligation or debt evidenced by this Note. The Borrower further expressly warrants and represents that (a) no oral commitment has been made by the Bank to extend or continue any credit to the Borrower or any party other than as expressly stated herein or in those certain documents executed in connection herewith, (b) no representation or agreement has been made by or with the Bank, or any employee, agent or broker of the Bank, to forebear or refrain in any way from exercising any right or remedy in its favor hereunder or otherwise unless expressly set forth herein, and (c) the Borrower has not and will not rely on any commitment to extend or continue any credit, nor on any agreement to forebear or refrain from exercising rights or remedies unless such commitment or agreement shall be in writing and duly executed by an authorized officer of the Bank.

     IN WITNESS WHEREOF, the Borrower has signed this Note the 23rd day of January, 2002.


                                               EMERGING VISION, INC.


                                      By:      _________________________
                                               Christopher G. Payan, CFO

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STATE OF NEW YORK )
                  )  ss.:
COUNTY OF SUFFOLK )


     On the 23rd day of January, in the year 2002 before me, the undersigned, personally appeared Christopher G. Payan personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person on behalf of which the individual acted, executed the instrument.


                                           ____________________________
                                                   Notary Public
















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